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                                                                 EXHIBIT (23)(A)



                        CONSENT OF KPMG PEAT MARWICK LLP



BOARD OF DIRECTORS
WHEAT FIRST BUTCHER SINGER, INC.



     We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 (333-39515) of First Union Corporation of our reports dated May 14, 1997 and May 6, 1996, relating to the consolidated statements of financial condition of Wheat First Butcher Singer, Inc. as of March 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1997. We also consent to the reference to our firm under the caption "Experts."



                                        KPMG PEAT MARWICK LLP



Richmond, Virginia
December 17, 1997